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                                                                    EXHIBIT 23.3

                              [LETTERHEAD OF KPMG]

The Board of Directors
American Heritage Life Investment Corporation:

    We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the Form S-4.

                                                       /s/ KPMG LLP

Jacksonville, Florida
September 24, 1999